                                    EXHIBIT B

                            AGREEMENT RE JOINT FILING

                  Each of the undersigned hereby agrees, as required pursuant to Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, that this
Schedule 13G is to be filed on behalf of each such party. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                        KAJIMA U.S.A. INC.

                                        By:   /s/ Hiroaki Hoshino
                                             -----------------------------
                                        Mr. Hiroaki Hoshino
                                        Executive Vice President and
                                                   Chief Financial Officer

                                        KAJIMA CORPORATION

                                        By:   /s/ Tomoya Kamimura
                                             -----------------------------
                                        Mr. Tomoya Kamimura
                                        Executive Vice President



                                        7